UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): August 31, 2015

Lincoln Educational Services Corporation
(Exact Name of Registrant as Specified in Charter)

New Jersey	000-51371	57-1150621
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Executive Drive, Suite 340 West Orange, New Jersey 07052	07052
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 736-9340

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 31, 2015, Lincoln Educational Services Corporation (the “Company”) entered into new employment agreement (the “Agreement”) with Scott M. Shaw, Chief Executive Officer.

The Agreement with Mr. Shaw has a term expiring on December 31, 2016 and provides for a base salary of $500,000, effective July 1, 2015, and an annual performance bonus determined by the Company’s compensation committee each year. Pursuant to the Agreement, upon a termination by the Company without Cause or Mr. Shaw’s resignation for Good Reason (in each case as such terms are defined in the employment agreement), Mr. Shaw will receive, among other things and subject to his execution of a release, (i) two times his base salary and the average annual bonus paid for the immediately preceding two years, (ii) a prorated annual bonus for the year of termination and (iii) a cash payment equal to the estimated employer portion of the premiums payable under the Company’s healthcare plan for one year (subject to mitigation if Mr. Shaw becomes covered under a subsequent healthcare plan).

Pursuant to the Agreement, upon a Change in Control of the Company (as defined in the agreement), (i) the term of the Agreement will be automatically renewed for an additional two-years commencing on the date of the Change in Control and (ii) all outstanding equity awards held by Mr. Shaw will vest in full. The Agreement also provides that if (x) any amounts due to Mr. Shaw pursuant to the Agreement or any other plan or arrangement constitute a parachute payment for purposes of Section 280G of the Internal Revenue Code and (y) the aggregate amount that he would receive (after taking into account all taxes, including excise taxes) will be less than three times his base amount (as defined under the Code) less one dollar, then the payment will be reduced to three times his base amount less one dollar.

The Agreement also contains a two-year post-employment noncompetition agreement, a one-year nonsolicitation agreement and a standard confidentiality provision.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

10.1	Employment Agreement between the Company and Scott M. Shaw dated August 31, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLN EDUCATIONAL SERVICES CORPORATION

Date: September 3, 2015

	By:	/s/ Brian K. Meyers
		Name:	Brian K. Meyers
		Title:	Executive Vice President, Chief Financial
Officer and Treasurer